UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 12, 2021

STEADFAST APARTMENT REIT, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55428	36-4769184
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

18100 Von Karman Avenue, Suite 200
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, Including Area Code: (949) 569-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.07    Submission of Matters to a Vote of Security Holders.
Steadfast Apartment REIT, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on August 12, 2021. At the Annual Meeting, the holders of 55,404,643.86 shares of the Company’s common stock were present in person or represented by proxy, representing approximately 50.3% of the total number of shares entitled to vote at the meeting. The following are the voting results for each proposal presented to the Company’s stockholders at the Annual Meeting:
Proposal 1: Election of Directors
All of the director nominees were elected to serve until the next annual meeting of the Company’s stockholders and until their successors are elected and qualified. The voting results for each of the individuals nominated for election as directors were as follows:

Name of Nominee	Votes For	Votes Withheld
Rodney F. Emery	48,308,491.62	3,793,019.23
Ella S. Neyland	48,311,078.94	3,790,431.92
Ana Marie del Rio	48,365,026.36	3,736,484.49
Thomas H. Purcell	48,364,323.25	3,737,187.61
Kerry D. Vandell	48,343,577.06	3,757,933.80
G. Brian Christie	48,220,892.60	3,880,618.25
Ned W. Brines	48,336,873.49	3,764,637.37
Stephen R. Bowie	48,357,376.76	3,744,134.09
No broker non-votes were cast in the election of the director nominees.
Proposal 2: Say-on-Pay
The stockholders of the Company approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers (“Say-on-Pay”). The voting results for the Say-on-Pay proposal were as follows:

Votes For	Votes Against	Abstentions
39,888,879.78	5,403,936.29	6,808,694.78
No broker non-votes were cast on the Say-on-Pay proposal.
Proposal 3: Frequency of Say-on-Pay Vote
The stockholders of the Company approved, on a non-binding advisory basis, the frequency of future non-binding advisory votes on the Company’s executive compensation of three (3) years (“Frequency of Say-on-Pay Vote”). The voting results for the Frequency of the Say-on-Pay Vote proposal were as follows:

1 Year	2 Years	3 Years	Abstentions
16,575,259.66	3,581,828.80	25,355,182.03	6,589,240.38
No broker non-votes were cast on the Frequency of Say-on-Pay Vote proposal.
Upon consideration of the results, the Company’s Board of Directors determined to follow the stockholder recommendation of “Every Three Years” for holding an advisory vote on executive compensation until the next required advisory vote on the frequency of future advisory votes on executive compensation.

Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm
The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, was approved. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstentions
51,248,984.53	1,368,969.06	2,786,690.26
No broker non-votes were cast in the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Item 8.01 Other Events.
Distribution Declaration
On August 12, 2021, the Board of Directors of the Company approved and authorized a daily distribution to stockholders of record as of the close of business on each day for the period commencing on September 1, 2021 and ending on September 30, 2021. The distributions will be equal to $0.001438 per share of the Company’s common stock per day. The distributions for each record date in September 2021 will be paid in October 2021. The distributions will be payable to stockholders from legally available funds therefor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	August 17, 2021	By:	/s/ Ella S. Neyland
Ella S. Neyland
President, Chief Financial Officer and Treasurer